EXHIBIT C

                           EnerShop, Inc.
                          Income Statement
               For The Quarter Ended December 31, 1997
                              Unaudited
                               (000's)

Contract Revenue                                         $     2,239
Maintenance Revenue                                               (3)
Other Revenue                                                      0
                                                         -------------
Total Revenue                                                  2,236

Cost of Revenue                                                1,775
                                                         -------------
Gross Profit                                                     461

Operating Expenses                                             1,455
Outside Services - CSWS                                          225
Interest and Taxes Other Than Income                             222
                                                         -------------
Total Expenses                                                 1,902

Federal Income Taxes                                            (485)
                                                         -------------

Net Income / (Loss)                                      $      (956)
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